Exhibit 99.1

Longboard Pharmaceuticals Reports First Quarter 2024 Financial Results and Provides Corporate Updates

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Bexicaserin (LP352) Phase 1b/2a PACIFIC Study positive topline data in participants with Developmental and Epileptic Encephalopathies (DEEs) were reported in Q1 2024
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Presented late-breaking data for bexicaserin from the PACIFIC Study at the American Academy of Neurology (AAN) Annual Meeting in April 2024
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Bexicaserin global Phase 3 program expected to initiate by YE 2024
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LP659 first-in-human Phase 1 single-ascending dose (SAD) study topline data expected Q2 2024
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Ended first quarter 2024 with $321.0 million in cash, cash equivalents and investments; cash runway is expected to support current planned operations into 2027

LA JOLLA, Calif., May 2, 2024 – Longboard Pharmaceuticals, Inc. (Nasdaq: LBPH), a clinical-stage biopharmaceutical company focused on developing novel, transformative medicines for neurological diseases, today provided a corporate update and reported first quarter 2024 financial results.

“I am extremely encouraged by the totality of the bexicaserin data generated to date. The recently presented late-breaking data from the PACIFIC Study at AAN continues to support the potential of bexicaserin as a best-in-class and differentiated 5-HT2C agonist across a range of DEEs,” stated Kevin R. Lind, Longboard’s President and Chief Executive Officer. “We are pleased to have this compelling data set for our End of Phase 2 meeting with FDA and we look forward to initiating our global Phase 3 program before the end of the year.

Mr. Lind continued, “Additionally, we look forward to sharing other near-term milestones, including topline Phase 1 SAD data for LP659 this quarter and open-label extension data from the PACIFIC Study for bexicaserin in the second half of 2024.”

RECENT UPDATES AND UPCOMING MILESTONES:

Bexicaserin (LP352), an oral, centrally acting, 5-HT2C superagonist in development for the potential treatment of seizures associated with DEEs

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PACIFIC data were presented as a late-breaker at the AAN Annual Meeting in April 2024
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Longboard’s scientific publications can be found here

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Preparing for our End of Phase 2 Meeting with U.S. Food and Drug Administration (FDA) and aligning with other regulatory agencies
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PACIFIC open-label extension (OLE) data expected in H2 2024
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Phase 3 initiation expected before YE 2024

LP659, an oral, centrally acting, S1P receptor subtypes 1 and 5 (S1P1,5) modulator in development for the potential treatment of rare neuroinflammatory conditions

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Phase 1 SAD study topline data expected in Q2 2024

FIRST QUARTER 2024 FINANCIAL RESULTS:

Balance Sheet Highlights

At March 31, 2024, Longboard’s cash, cash equivalents and short-term investments were approximately $321.0 million.

In January 2024, Longboard raised $241.5 million in a follow-on public offering. Longboard issued and sold 11,500,000 shares of common stock at a public offering price of $21.00 per share. Net proceeds from the follow-on public offering were $226.5 million after deducting underwriters’ commissions of $14.5 million and other expenses of $0.5 million.

In March 2024, Longboard completed a Private Placement with an investment fund affiliated with Farallon Capital Management, L.L.C. for 2,850,000 shares of non-voting common stock at a purchase price of $21.00 per share, for aggregate gross proceeds of $59.9 million. No discounts, commissions or placement agent fees were payable in connection with the Private Placement.

Operating Results

Research and development expenses were $13.2 million for the three months ended March 31, 2024, an increase of $4.6 million, or 54%, compared to $8.5 million for the three months ended March 31, 2023. The net increase of $4.6 million is primarily related to increases of $2.8 million in clinical trial and preclinical expenses related to bexicaserin, $0.7 million in clinical trial and preclinical expenses related to LP659 and $1.1 million in personnel-related expenses.

General and administrative expenses were $4.9 million for the three months ended March 31, 2024, an increase of $1.5 million, or 44%, compared to $3.4 million for the three months ended March 31, 2023. The net increase of $1.5 million is primarily related to increases of $1.1 million in personnel-related expenses and $0.5 million in consulting and professional fees, offset by a decrease of $0.1 million in insurance expenses.

ABOUT LONGBOARD PHARMACEUTICALS

Longboard Pharmaceuticals, Inc. is a clinical-stage biopharmaceutical company focused on developing novel, transformative medicines for neurological diseases. Longboard is working to advance a portfolio of centrally acting product candidates designed to be highly selective for specific G protein-coupled receptors (GPCRs). Longboard’s small molecule product candidates are based on more than 20 years of GPCR research. Longboard plans to advance bexicaserin (LP352), an oral, centrally acting 5-hydroxytryptamine 2C (5-HT2C) receptor superagonist, with no observed impact on 5-HT2B and 5-HT2A receptor subtypes, into a global Phase 3 program. Longboard recently reported positive topline data from a Phase 1b/2a clinical trial (the PACIFIC Study) evaluating bexicaserin in participants ages 12 to 65 years old with Developmental and Epileptic Encephalopathies (DEEs), including Lennox-Gastaut syndrome, Dravet syndrome and other DEEs. Longboard is also evaluating LP659, an oral, centrally acting, sphingosine-1-phosphate (S1P) receptor subtypes 1 and 5 modulator, which is in development for the potential treatment of rare neuroinflammatory conditions. Longboard is conducting a Phase 1 single-ascending dose (SAD) clinical trial for LP659 in healthy volunteers, with topline data expected in the second quarter of 2024.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release are forward-looking statements that involve a number of risks and uncertainties. In some cases, you can identify forward-looking statements by words such as “expect”, “plan”, “focused on”, “look forward”, “anticipate”, “near-term”, “potential”, “working to”, “designed to”, the negative, plural or other tenses of these words, references to future dates or time periods, or other comparable language, and they may include, without limitation, statements about the following: Longboard’s clinical and preclinical product candidates and programs, including their advancement (including plans for an End of Phase 2 Meeting with the FDA and for alignment with other regulatory agencies and plans for a global Phase 3 program for bexicaserin), timing of study initiation (including for a global Phase 3 program for bexicaserin), timing of topline or other data (including data from the PACIFIC OLE study for bexicaserin and topline data from the Phase 1 SAD study for LP659), their potential (including to be transformative, best-in-class, clinically meaningful or highly selective, the number and type of conditions they may address and their commercial opportunity), and their design and characteristics; Longboard’s cash position, expenses and runway to support current planned operations; and Longboard’s focus and work. For such statements, Longboard claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from Longboard’s expectations. Factors that could cause actual results to differ materially from those stated or implied by Longboard’s forward-looking statements include, but are not limited to, the following: risks related to Longboard’s limited operating history, financial position and need for additional capital; Longboard will need additional managerial and financial resources to advance all of its programs, and you and others may not agree with the manner Longboard allocates its resources; risks related to the development and commercialization of Longboard’s product candidates; Longboard’s product candidates are in the early phase of a lengthy research and development process, the timing, manner and outcome of research, development and regulatory review is uncertain, and Longboard’s product candidates may not advance in research or development or be approved for marketing; enrolling participants in Longboard’s ongoing and intended clinical trials is competitive and challenging; PACIFIC Study participants’ diagnoses are as of time of screening and are subject to change; risks related to unexpected or unfavorable new data; nonclinical and clinical data is voluminous and detailed, and regulatory agencies may interpret or weigh the importance of data differently and reach different conclusions than Longboard or others, request additional information, have additional recommendations or change their guidance or requirements before or after approval; results of clinical trials and other studies are subject to different interpretations and may not be predictive of future results; topline data may not accurately reflect the complete results of a particular study or trial and remain subject to audit, and final data may differ materially from topline data; risks related to relying on licenses or collaborative arrangements; other risks related to Longboard’s dependence on third parties; competition; product liability or other litigation or disagreements with others; government and third-party payor actions, including relating to reimbursement and pricing; risks related to regulatory compliance; and risks related to Longboard’s and third parties’ intellectual property rights. Additional factors that could cause actual results to differ materially from those stated or implied by Longboard’s forward-looking statements are disclosed in Longboard’s filings with the Securities and Exchange Commission (SEC). These forward-looking statements represent Longboard’s judgment as of the time of this release. Longboard disclaims any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.

CORPORATE CONTACT:

Megan E. Knight
VP, Head of Investor Relations
IR@longboardpharma.com

858.789.9283

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Financial Tables Follow

LONGBOARD PHARMACEUTICALS, INC.

CONDENSED BALANCE SHEETS

(unaudited)

	March 31,	December 31,
(in thousands, except share and per share data)	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$54,395	$14,331
Short-term investments	266,648	34,167
Prepaid expenses and other current assets	2,398	1,723
Total current assets	323,441	50,221
Right-of-use assets	3,977	472
Property and equipment	3	4
Other long-term assets	244	—
Total assets	$327,665	$50,697
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,045	$1,001
Accrued research and development expenses	7,304	4,556
Accrued compensation and related expenses	1,054	3,374
Accrued other expenses	572	368
Right-of-use liabilities, current portion	315	475
Total current liabilities	10,290	9,774
Right-of-use liabilities, net of current portion	3,667	—
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.0001 par value; authorized shares - 10,000,000 at March 31, 2024 and December 31, 2023; issued and outstanding shares - none at March 31, 2024 and December 31, 2023	—	—
Voting common stock, $0.0001 par value; authorized shares - 300,000,000 at March 31, 2024 and December 31, 2023; issued and outstanding shares - 33,607,490 and 22,096,494 at March 31, 2024 and December 31, 2023, respectively	3	2
Non-voting common stock, $0.0001 par value; authorized shares - 10,000,000 at March 31, 2024 and December 31, 2023; issued and outstanding shares - 5,270,755 and 2,420,755 at March 31, 2024 and December 31, 2023, respectively	—	—
Additional paid-in capital	469,621	181,563
Accumulated other comprehensive loss	(366)	(78)
Accumulated deficit	(155,550)	(140,564)
Total stockholders' equity	313,708	40,923
Total liabilities and stockholders' equity	$327,665	$50,697

LONGBOARD PHARMACEUTICALS, INC.

CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(unaudited)

	Three Months Ended March 31,
(in thousands, except share and per share data)	2024	2023
Operating expenses:
Research and development	$13,170	$8,530
General and administrative	4,940	3,432
Total operating expenses	18,110	11,962
Loss from operations	(18,110)	(11,962)
Interest income, net	3,133	516
Other expense	(9)	(10)
Net loss	$(14,986)	$(11,456)

Net loss per share, basic and diluted	$(0.42)	$(0.56)

Weighted-average shares outstanding, basic and diluted	35,321,794	20,409,794

Comprehensive loss:
Net loss	$(14,986)	$(11,456)
Unrealized gain (loss) on short-term investments	(288)	271
Comprehensive loss	$(15,274)	$(11,185)